UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2014

EVOKE PHARMA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36075	20-8447886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Lomas Santa Fe Drive, Suite 270
Solana Beach, California	92075
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 345-1494

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2014 Annual Meeting of Stockholders of Evoke Pharma, Inc. (the “Annual Meeting”) was held on May 20, 2014. As of the close of business on March 21, 2014, the record date for the Annual Meeting, there were 6,096,752 shares of common stock entitled to vote, of which there were 4,537,485 shares present at the Annual Meeting in person or by proxy. At the Annual Meeting, stockholders voted on two matters: (i) the election of three Class I Directors for a term of three years expiring at the 2017 Annual Meeting of Stockholders, and (ii) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. The voting results were as follows:

•	Election of three Class I Directors for a term of three years expiring at the 2017 Annual Meeting of Stockholders

David A. Gonyer, R.Ph.	For	3,585,420	Withheld	3,042
Todd C. Brady, M.D., Ph.D.	For	3,585,420	Withheld	3,042
Kenneth J. Widder, M.D.	For	3,585,320	Withheld	3,142

The three nominees for Class I Director were elected. The Class II Directors, Cam L. Garner and Scott L. Glenn, continue in office until the 2015 Annual Meeting of Stockholders. The Class III Directors, Malcolm R. Hill, Pharm.D. and Ann D. Rhoads, continue in office until the 2016 Annual Meeting of Stockholders.

There were 949,023 broker non-votes related to each of the three director nominees for election.

•	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014

Shares Voted	For	4,531,094	Against	6,066	Abstain	325

There were no broker non-votes related to the appointment of Ernst & Young LLP.

The appointment of Ernst & Young LLP was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOKE PHARMA, INC.

Date: May 21, 2014	By:	/s/ Matthew J. D’Onofrio
	Name:	Matthew J. D’Onofrio
	Title:	Executive Vice President, Chief Business Officer and Secretary